UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 30, 2018

GLOBAL PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161 800 South Street Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ⃞

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of June 30, 2018, the Members of Global GP LLC (the “Company”), the general partner of Global Partners LP (the “Partnership”), approved expanding the size of the Company’s Board of Directors (the “Board”) from seven to eight members and appointed Mr. John Hailer to fill the newly created directorship effective July 1, 2018 and continuing through December 31, 2019.  On June 30, 2018, the Board determined that Mr. Hailer qualifies as “independent” under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the applicable listing standards of the New York Stock Exchange (“NYSE”), and approved Mr. Hailer’s appointment to the Board and to serve on the Board’s Audit Committee, Compensation Committee and Conflicts Committee.

Mr. Hailer is President of the 1251 Asset Management division of 1251 Capital Group, a Boston-based financial services company that owns a concentrated group of companies in the asset management and insurance sectors. Prior to joining 1251 Capital Group, he spent more than 18 years at Natixis Investment Managers (formerly Natixis Global Asset Management; “Natixis”) and joined that firm in 1999.  Mr. Hailer formerly served as Natixis’ President and Chief Executive Officer for the Americas and Asia, where he helped that company strategically reposition as a global solutions provider and grow to become one of the world’s largest asset managers.  Before joining Natixis Investment Managers, Mr. Hailer was responsible for new business development in North and Latin America at Fidelity Investments Institutional Services Company and was director of retail business development for Putnam Investments. He currently serves as a director of The Home for Little Wanderers and serves as a trustee on several other boards including Boston Medical Center and the Boston Public Library. Mr. Hailer also serves as the Chairman of the Board for each of the New England Council and the Back Bay Association.  Mr. Hailer previously served as a member of Beloit College’s Board of Trustees.  Mr. Hailer’s broad experience in the financial services industry, as well as his significant capital markets and financial experience, will make him a valuable member of the Board.

Mr. Hailer will participate in the Company’s standard independent director compensation program. Pursuant to this program, Mr. Hailer will receive compensation in connection with his service on the Board and the Board’s Audit Committee, Compensation Committee and Conflicts Committee consistent with compensation received by the independent directors in 2017 as disclosed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017.

Item 7.01.	Regulation FD Disclosure

On July 3, 2018, the Partnership issued a press release announcing the appointment of Mr. Hailer to the Board. A copy of the press release announcing the appointment of Mr. Hailer to the Company’s Board is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information furnished pursuant to Item 7.01 in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit
99.1*	Press release issued by the Company on July 3, 2018.

*  Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
		By:	Global GP LLC,
its general partner

Dated:	July 3, 2018		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary